UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2003
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 5. Other Events. On January 10, 2003, Community Bancorp. issued a press release announcing its unaudited earnings and financial results for the year ended December 31, 2002. The text of that press release was contained in the Company's report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2003. The press release also reported on a 5% stock dividend payable February 1, 2003 to shareholders of record as of January 15, 2003, but the reported earnings per share information did not reflect the effect of that dividend. Because the stock dividend had been approved by the Company's Board of Directors in December, 2002, the resulting increase in outstanding shares should have been reflected in the Company's financial results for the year ended December 31, 2002 and the comparative one year period ended December 31, 2001, notwithstanding that the stock dividend will be paid in 2003.

Earnings per share, as adjusted retroactively to reflect the 5% stock dividend, for the years ended December 31, 2002 and 2001 were $0.87 and $0.75, respectively, rather than the unadjusted amounts of $0.91 and $0.79 previously reported in the January 10 press release. All other information contained in the press release remains as reported.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: February 13, 2003	/s/ Stephen P. Marsh
Stephen P. Marsh,
Vice President & Treasurer